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                                                                 Exhibit 10.135


                                THIRD AMENDMENT
                                TO THE RESTATED
                       CHARLES SCHWAB PROFIT SHARING AND
                         EMPLOYEE STOCK OWNERSHIP PLAN


                 Pursuant to the authority reserved to the Board of Directors of Charles Schwab & Co., Inc. under Section 21.01 of The Charles Schwab Profit Sharing and Employee Stock Ownership Plan (the "Plan"), as amended and restated effective January 1, 1992, the Plan is hereby further amended effective as of January 1, 1993, as follows:

         1. The first sentence of Section 1.01 is hereby deleted and replaced with the following:

                          The Charles Schwab Corporation, a Delaware corporation (the "Plan Sponsor"), is the plan sponsor of The Charles Schwab Profit Sharing and Employee Stock Ownership Plan. The Plan is intended to enable each Participant to benefit, in accordance with the terms of the Plan, from contributions made by the Employer and from any increases in the value of the Plan assets through investment of such assets.

         2. Section 19.01 is hereby amended in its entirety to read as follows:

                 Sec.  19.01      Authority and Responsibilities of Employer.
         The Employer shall serve as a "Named Fiduciary" having the following (and only the following) authority and responsibility:

                                  (a)      to establish and communicate to the
                 Trustee a funding policy for the Plan;

                                  (b)      to appoint the Trustee and the Plan
                 Administrator and to monitor the performance of each of them;

                                  (c)      to communicate such information to
                 the Plan Administrator and to the Trustee as each needs for proper performance of its duties; and

                                  (d)      to provide channels and mechanisms
                 through which the Plan Administrator and/or the Trustee can communicate with Participants and their Beneficiaries.

                          In addition, the Employer shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Plan Administrator.
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         3.      Section 21.02(a) is hereby amended in its entirety to read as follows:

                          Right Reserved. The Plan Sponsor reserves the right, at any time, to terminate the Plan, in whole or in part, pursuant to a resolution of its board of directors. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount standing to his credit in his Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the board of directors of the Plan Sponsor, subject, however, to the provisions of Section 21.04 hereof.

         4. Section 21.03 is hereby amended in its entirety to read as follows:

                          Complete Discontinuance of Employer Contribution.
         The Plan Sponsor reserves the right, at any time, to completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the board of directors of the Plan Sponsor and shall have the effect of a termination of the Plan, as set forth in Section 21.02, except that the Trustee shall not have the authority to dissolve the Fund except upon adoption of a further resolution by the board of directors of the Plan Sponsor to the effect that the Plan is terminated and upon receipt from the Employer of instructions to dissolve the Fund pursuant to Section 21.02(c) hereof.


         Executed this 29th day of December, 1993.


                                          CHARLES SCHWAB & CO., INC.


                                          By: /s/ Evelyn S. Dilsaver
                                              -------------------------------
                                              Evelyn S. Dilsaver
                                              Senior Vice President and
                                                 Controller





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